UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

EdgeMode Inc. (the “Company”) has transitioned its plan of operations from Bitcoin mining to becoming a green data center infrastructure developer and colocation hosting operator. This strategic shift commenced with the execution of a Master Services Agreement with Cudo Ventures Ltd, a cloud computing company. Under this agreement, the Company will provide Tier 3 data center hosting infrastructure and services to Cudo Ventures supporting 1 MW capacity for a term of 5 years. Either party may terminate the Master Services Agreement upon 90 day notice at the end of the 5 year term. In consideration of the services the Company shall receive: [Electricity Fees: Passed through at a variable base cost x PUE + admin charge capped at 5%. The average total cost for electricity over the past 6 months has been $0.075 per KW hour. The minimum fee increase of 3% is waived for the first 3 years and annual CPI increase is capped at 2% for the first 3 years and 5% for the final 2 years. The monthly rental payable is $75,887.18. An initial payment of $303,548.72 to the Company was made on February 18, 2025. The Company shall initially provide the services through Synthesis Group AB, a company located in Sweden (“SG”) pursuant to an oral agreement. The Company is negotiating a formal agreement with SG. There are no assurances that the Company will complete a transaction with SG. The foregoing description of the Master Services Agreement is qualified in its entirety by the full text of the Master Services Agreement which is filed herewith as Exhibits 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth below under Item 5.02 regarding the issuance of the Conversion Shares (as defined below) to the officers of the Company is incorporated herein by reference. Each of the officers is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act), and the Company sold the securities in reliance upon an exemption from registration contained in Section 3(a)(9) under the Act. The securities contain a legend restricting their transferability absent registration or applicable exemption.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the respective employment agreements of Charles Faulkner and Simon Wajcenberg, Mr. Faulkner and Mr. Wajcenberg have accrued salaries of $906,229 and $819,989, respectively, as of February 1, 2025 (each an “Accrued Salary” and collectively, the “Accrued Salaries”). On February 20, 2025 (the “Effective Date”), in full satisfaction of $769,989 of the Accrued Salary for each of Mr. Faulkner and Mr. Wajcenberg, the Company (1) issued to each of Charles Faulkner and Simon Wajcenberg 256,660,163 shares of restricted common stock (the “Conversion Shares”) at a conversion price of $0.003 per share (the “Share Conversions”), and (2) amended options held by each of Mr. Faulkner and Mr. Wajcenberg to (i) purchase up to 76,619,603 shares of the Company’s common stock at an exercise price of $0.10 per share, as amended on March 3, 2023 which vest upon the closing of the purchase of at least $15 million of crypto mining equipment (the “2022 Options”) and (ii) purchase up to77,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share, which shall vest upon the Company closing on the purchase of at least $15 million of crypto mining equipment (the “2023 Options”), to eliminate the vesting requirements of the 2022 Options and 2023 options. The 2022 Options and 2023 Options are fully vested as of the Effective Date.

The foregoing descriptions of the Share Conversions and amendments to the 2022 Options and 2023 Options are qualified in its entirety by the full text of each conversion letter agreement and amendments to stock option grants, which are filed herewith as Exhibits, 10.2, 10.3, 10.4 and 10.5.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Master Services Agreement with Cudo Ventures				Filed
10.2	Simon Wajcenberg Conversion Letter Agreement dated February 20, 2025				Filed
10.3	Charles Faulkner Conversion Letter Agreement dated February 20, 2025				Filed
10.4	Amendment to Simon Wajcenberg Option Grant Agreements dated February 20, 2025				Filed
10.5	Amendment to Charles Faulkner Option Grant Agreements dated February 20, 2025				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: February 21, 2025	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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